UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2010

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ken Bado

On December 10, 2010, Ken Bado informed Autodesk, Inc. (the “Company”) of his intention to resign as Executive Vice President, Sales and Services in order to pursue other opportunities. The Company expects that Mr. Bado will transition his responsibilities through January 31, 2011. The Company’s press release dated December 14, 2010 regarding these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment of Executive Change of Control Program

On December 14, 2010, the Company’s Board of Directors adopted amendments to the Company’s Executive Change of Control Program (the “Program”), which is applicable to each of the Company’s executive officers. The Program was originally approved by the Board of Directors in 2000 and provides for certain payments to participants whose employment is terminated without “cause” or for “good reason” (each as defined in the Program) within twelve months following a “change in control” (as defined in the Program), provided the participant executes a release and non-solicitation agreement.

The amendments to the Program, among other things, changed certain definitions under the Program, changed the previous non-competition requirement under the Program to a non-solicitation requirement, changed certain benefits to be paid under the Program, and changed the timing of certain payments under the Program. As amended, payments to participants under the Program would include: (i) a lump sum cash payment equal to 1.5 times the sum of the participant’s “annual base compensation” and “average annual bonus” (each as defined in the Plan), (ii) the acceleration of vesting of 100% of such participant’s unvested stock options, restricted stock units and other equity awards and (iii) payment of medical, dental and vision insurance coverage for the participant and certain of the participant’s “family members” (as defined in the Plan) for up to eighteen (18) months.

The amendments will take effect on February 1, 2011. As amended, the Program shall terminate automatically on January 31, 2014, unless the Board, in its sole discretion, determines to extend the duration of the Program.

A copy of the Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 14, 2010, the Company’s Board of Directors increased its share repurchase program authorization by 20.0 million shares, in addition to approximately 5.5 million shares remaining under previously authorized share repurchase programs. The Company’s press release dated December 14, 2010 regarding these events is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, on December 14, 2010, the Company reaffirmed its previously issued guidance for the fourth quarter of fiscal 2011, full year of fiscal 2011 and full year of fiscal 2012, as disclosed on November 18, 2010 as part of the Company’s third fiscal quarter earnings announcement and conference call. The Company’s press release dated December 14, 2010 regarding these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Change in Control Plan

99.1	Press release dated December 14, 2010

99.2	Press release dated December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/S/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: December 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Change in Control Plan

99.1	Press release dated December 14, 2010

99.2	Press release dated December 14, 2010